Exhibit 99.1

•	Generated $30.9 million of cash available for distribution and $28.5 million of adjusted EBITDA attributable to the Partnership
•	Increased quarterly distribution by 7.7% over minimum quarterly distribution
•	Reported net income of $23.6 million attributable to the Partnership, equating to $0.17 per limited partner unit
•	Announced acquisition of additional 19.5% ownership interest of Zydeco Pipeline and 1.388% ownership interest of Colonial Pipeline for $448 million

HOUSTON, May 13, 2015 – Shell Midstream Partners, L.P. (NYSE: SHLX), a growth-oriented midstream master limited partnership formed by Royal Dutch Shell, plc (RDS), reported net income attributable to the partnership of $23.6 million, which equates to $0.17 per limited partner unit. Shell Midstream Partners also generated adjusted earnings before interest, income taxes, depreciation and amortization of $28.5 million and cash available for distribution of $30.9 million.

The Board of Directors of the general partner previously declared a cash distribution of $0.1750 per limited partnership unit for the first quarter of 2015. The distribution represented an increase of $0.0125 per limited partner unit or 7.7 percent above the minimum quarterly distribution.

As announced earlier today, Shell Midstream Partners has agreed to acquire from Shell Pipeline Company an additional 19.5 percent ownership interest in Zydeco Pipeline Company, LLC (Zydeco) and an additional 1.388 percent ownership interest in Colonial Pipeline Company (Colonial) for $448 million. The acquisition is expected to close on May 18, 2015 and will be funded through a combination of proceeds from a private placement of common units, borrowings under the revolving credit facility and cash on hand.

“This was our first full quarter as a publicly traded partnership. We saw a strong quarter, both from an operational and financial performance perspective. We have recently announced our first drop-down, which we intend to be the first of three to come this year. In addition, our recently announced private equity offering will increase liquidity in the marketplace and allow Shell Midstream Partners to grow while maintaining a conservative balance sheet,” said Peggy Montana, chief executive officer (CEO), Shell Midstream Partners.

Shell Midstream Partners also reported that Ms. Montana has announced her intention to retire as president and CEO effective as of June 30, 2015. John Hollowell, executive vice president of Deep Water for Shell in the Americas, has been elected to succeed Ms. Montana as president and CEO upon her retirement. Ms. Montana will retain a seat on the board of directors of the general partner of Shell Midstream Partners. Mr. Hollowell will also join the board of directors.

Mr. Hollowell is a 35-year Shell executive with deep commercial and operations experience. He is currently responsible for Shell’s deep water ventures in the Gulf of Mexico and Brazil, as well as governance of additional South American joint ventures.

“Peggy Montana has been an integral member of Shell Midstream Partners management team and its success,” said Curtis Frasier, chairman of the board of directors of the general partner. “I want to thank her for her leadership and contributions, and look forward to her continuing as a member of our board.”

“I am pleased to have John join Shell Midstream Partners as he brings significant experience in both downstream and upstream which will be very valuable in the continued growth strategy for the Partnership,” added Frasier.

KEY FEATURES

•	Revenue for the period was $51.7 million due to continued strong transportation volumes across the Zydeco system. Total barrels transported on the mainline were 526,000 barrels per day for the quarter ended March 31, 2015.

•	Equity investments also delivered above expectations. Mars’ outperformance was due to increased volumes from the Amberjack system and greater demand for shipments to Clovelly. Bengal’s outperformance was due to increased volumes and higher storage revenue.

•	As of December 31, 2014, Shell Midstream Partners had $157 million of consolidated cash and cash equivalents on hand inclusive of the $100 million of proceeds from the IPO retained at the partnership level and $20 million of consolidated operating cash held at Zydeco.

•	On May 12, 2015, Shell Midstream Partners increased the limit of the revolving credit facility from $300 million to $400 million. The interest rate on the facility remains unchanged at LIBOR plus 1.26%.

ABOUT SHELL MIDSTREAM PARTNERS, L.P.

Shell Midstream Partners is a fee-based, growth-oriented midstream master limited partnership recently formed by Shell to own, operate, develop and acquire pipelines and other midstream assets. Our assets consist of interests in entities that own crude oil and refined products pipelines serving as key infrastructure to transport growing onshore and offshore crude oil production to Gulf Coast refining markets and to deliver refined products from those markets to major demand centers.

Headquartered in Houston, Texas, Shell Midstream Partners’ assets as of March 31, 2015 consist of:

•	A 43.0% ownership interest in Zydeco Pipeline Company LLC (Zydeco), a batched crude oil pipeline system from Houston to St. James and Clovelly, Louisiana. Zydeco is situated within the largest refining market in the United States. Upon closing of the acquisition, effective April 1, 2015, Shell Midstream Partners’ interest will increase to 62.5% ownership.

•	A 28.6% ownership interest in Mars Oil Pipeline Company (Mars). Mars is a major corridor crude oil pipeline in a high-growth area of the offshore Gulf of Mexico, originating approximately 130 miles offshore in the deepwater Mississippi Canyon and terminating in salt dome caverns in Clovelly, Louisiana.

•	A 49.0% ownership interest in Bengal Pipeline Company LLC (Bengal). Bengal’s refined products pipeline connects four refineries in the St. Charles, Norco, Garyville and Convent areas of Louisiana with refined products storage tankage in Baton Rouge, Louisiana.

•	A 1.612% ownership interest in Colonial Pipeline Company (Colonial). Colonial is the largest refined products pipeline in the United States, transporting more than 40 different refined products, consisting primarily of gasoline, diesel fuel and jet fuel. Upon closing of the acquisition, effective April 1, 2015, Shell Midstream Partners’ interest will increase to 3.0% ownership.

FORTHCOMING EVENTS

At 10 a.m. CST today, Shell Midstream Partners will hold a webcast to discuss the reported results and provide an update on partnership operations. Interested parties may listen to the conference call on Shell Midstream Partners’ website at www.shellmidstreampartners.com by clicking on the “2015 First-Quarter Financial Results Webcast” link, found under the Events and Conferences section. A replay of the conference call will be available following the live webcast.

UNAUDITED SUMMARIZED FINANCIAL STATEMENT INFORMATION

	Three Months Ended March 31,
(in millions of dollars, except per unit data)	2015	2014
		Predecessor
Revenue	$51.7	$36.1
Costs and expenses
Operations and maintenance	10.8	12.2
General and administrative	6.6	2.8
Depreciation	3.4	2.8
Property and other taxes	3.2	3.3

Total costs and expenses	24.0	21.1

Operating income	27.7	15.0
Income from equity investments	12.5	—
Dividend income from investment	1.6	—
Interest expense, net	(0.2)	—
Income tax expense	(0.2)	—

Net income	41.4	$15.0

Less: Net income attributable to noncontrolling interests	17.8

Net income attributable to the Partnership	23.6
Less: General Partner’s interest in net income attributable to the Partnership	0.5

Limited Partners’ interest in net income attributable to the Partnership	$23.1

Net income per Limited Partner Unit - Basic and Diluted (in dollars):
Common	$0.17
Subordinated	0.17

Weighted average Limited Partner Units outstanding - Basic and Diluted (in millions):
Common units - public	46.0
Common units - SPLC	21.5
Subordinated units - SPLC	67.5

	Three Months Ended March 31,
(in millions of dollars)	2015	2014
Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Income		Predecessor
Net income	$41.4	$15.0
Add:
Depreciation and amortization	3.4	2.8
Interest expense, net	0.2	—
Income tax expense	0.2	—
Cash distribution received from equity investments — Mars	8.6	—
Cash distribution received from equity investments — Bengal	7.1	—
Less:
Income from equity investments	12.5	—

Adjusted EBITDA	48.4	$17.8

Less: Adjusted EBITDA attributable to noncontrolling interests	19.9

Adjusted EBITDA attributable to the Partnership	28.5
Less:
Net interest paid attributable to the Partnership	0.1
Income taxes paid attributable to the Partnership	—
Zydeco maintenance capex attributable to the Partnership	0.5
Add: Net adjustments from volume deficiency payments attributable to the Partnership	3.0

Cash Available for Distribution attributable to the Partnership	$30.9

	Three Months Ended March 31,
	2015	2014
Reconciliation of Adjusted EBITDA and Cash Available for Distribution to Net Cash Provided by Operating Activities		Predecessor
Net cash provided by operating activities	$57.4	$35.9
Add:
Interest expense, net	0.2	—
Income tax expense	0.2	—
Dividend received in excess of income	3.2	—
Less:
Change in deferred revenue	6.9	9.8
Change in other assets and liabilities	5.7	8.3

Adjusted EBITDA	48.4	$17.8

Less: Adjusted EBITDA attributable to noncontrolling interests	19.9

Adjusted EBITDA attributable to the Partnership	28.5
Less:
Net interest paid attributable to the Partnership	0.1
Income taxes paid attributable to the Partnership	—
Zydeco maintenance capex attributable to the Partnership	0.5
Add: Net adjustments from volume deficiency payments attributable to the Partnership	3.0

Cash Available for Distribution attributable to the Partnership	$30.9

(in millions of dollars, except per-unit and ratio data)	Three Months Ended March 31, 2015

Quarterly distribution declared per unit	$0.1750

Adjusted EBITDA attributable to the Partnership	28.5

Cash available for distribution attributable to the Partnership	30.9

Distribution declared:
Limited Partner units - Public	$8.0
Limited Partner units - SPLC	15.6
General Partner units - SPLC	0.5

Total distribution declared	$24.1

Coverage Ratio	1.3

	Three Months Ended March 31,
	2015	2014
		Predecessor
Pipeline throughput (thousands of barrels per day)[1]
Zydeco - Ho-Ho mainlines	526	434
Zydeco - other segments	528	436

Zydeco total system	1,054	870
Mars total system	301	249
Bengal total system	517	488

Revenue per barrel ($ per barrel)[2]
Zydeco total system	$0.54	$0.45
Mars total system	1.62	1.40
Bengal total system	0.34	0.34

(1)	Pipeline throughput is defined as the volume of delivered barrels
(2)	Based on reported revenues from transportation and allowance oil divided by delivered barrels over the same time period. Actual tariffs charged are based on shipping points along the pipeline system and tenure of contract.

	Three Months Ended March 31,
	2015	2014
		Predecessor
Expansion capital expenditures	$1.3	$18.5
Maintenance capital expenditures	1.2	2.9

Total capital expenditures	$2.5	$21.4

(in millions)	March 31, 2015	December 31, 2014
Cash and cash equivalents	$156.9	$150.2
Property, plant & equipment	273.6	275.0
Total assets	618.3	623.7
Total equity	580.8	578.9

FORWARD LOOKING STATEMENTS

This press release includes various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Forward-looking statements are statements of future expectations that are based on management’s current expectations and assumptions and involve known and unknown risks and uncertainties that could cause actual results, performance or events to differ materially from those expressed or implied in these statements. Forward-looking statements include, among other things, statements concerning the potential exposure of Shell Midstream Partners, L.P. to market risks and statements expressing management’s expectations, beliefs, estimates, forecasts, projections and assumptions. You can identify our forward-looking statements by words such as “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “goals”, “objectives”, “outlook”, “intend”, “plan”, “predict”, “project”, “risks”, “schedule”, “seek”, “target”, “could”, “may”, “will”, “should” or “would” or other similar expressions that convey the uncertainty of future events or outcomes. In accordance with “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, these statements are accompanied by cautionary language identifying important factors, though not necessarily all such factors, which could cause future outcomes to differ materially from those set forth in forward-looking statements. In particular, expressed or implied statements concerning future actions, future dropdowns, conditions or events, future operating results or the ability to generate sales, income or cash flow or to make distributions are forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Future actions, conditions or events and future results of operations may differ materially from those expressed in these forward-looking statements. Forward-looking statements speak only as of the date of this press release, May 13, 2015, and we disclaim any obligation to update such statements for any reason, except as required by law. All forward-looking statements contained in this document are expressly qualified in their entirety by the cautionary statements contained or referred to in this paragraph. Many of the factors that will determine these results are beyond our ability to control or predict. These factors include the risk factors described in Part I, Item 1A. “Risk Factors” in our Annual Report on Form 10-K filed with the SEC on March 25, 2015. If any of those risks occur, it could cause our actual results to differ materially from those contained in any forward-looking statement. Because of these risks and uncertainties, you should not place undue reliance on any forward-looking statement.

NON-GAAP FINANCIAL MEASURES

This press release includes the terms Adjusted EBITDA and cash available for distribution. Adjusted EBITDA and cash available for distribution are non-GAAP supplemental financial measures that management and external users of our combined financial statements, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded partnerships in the midstream energy industry, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our business to generate sufficient cash to support our decision to make distributions to our unitholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of Adjusted EBITDA and cash available for distribution provides useful information to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and cash available for distribution are net income attributable to Shell Midstream Partners, L.P. and net cash provided by operating activities. These non-GAAP measures should not be considered as alternatives to GAAP net income or net cash provided by operating activities. Adjusted EBITDA and cash available for distribution have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. They should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Additionally, because Adjusted EBITDA and cash available for distribution may be defined differently by other companies in our industry, our definition of Adjusted EBITDA and cash available for distribution may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

References in this press release to Adjusted EBITDA refer to net income before taxes, net interest expense, gain or loss from disposition of fixed assets, allowance oil reduction to net realizable value, and depreciation and amortization, plus cash distributed to Shell Midstream Partners, L.P. from equity investments for the applicable period, less income from equity investments. We define Adjusted EBITDA attributable to Shell Midstream Partners as Adjusted EBITDA less Adjusted EBITDA attributable to noncontrolling interests. References to cash available for distribution refer to Adjusted EBITDA attributable to Shell Midstream Partners, less maintenance capital expenditures attributable to Shell Midstream Partners, net interest paid, cash reserves and income taxes paid, plus net adjustments from volume deficiency payments attributable to Shell Midstream Partners. Cash available for distribution will not reflect changes in working capital balances.

May 13, 2015

The information in this Report reflects the unaudited consolidated financial position and results of Shell Midstream Partners, L.P.

Contacts:

- Investor Relations: +1 832 337 2034

- Media: +1 713 241 4544